UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2012

NCR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd., Duluth, Georgia		30096
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2012, NCR Corporation, a Maryland corporation (“NCR”) entered into an Asset Purchase Agreement (the “Agreement”) with Redbox Automated Retail, LLC (“Purchaser”) a Delaware limited liability company, pursuant to which NCR will sell certain assets of its Entertainment line of business (the “Entertainment Business”) to Purchaser (the “Transaction”).

Pursuant to the Agreement, at the Closing Purchaser will pay NCR $100 million in cash (subject to adjustment as provided in the Agreement) for certain assets of the Entertainment Business, including but not limited to, substantially all of NCR’s DVD kiosks, certain retailer contracts, select DVD inventory and certain intellectual property relating to the Entertainment Business (the “Acquired Assets”). NCR will provide Purchaser with certain transition services following the Closing. The Acquired Assets do not include any rights to the “Blockbuster Express” brand or trade name.

The Agreement also contemplates that, for a period of five years following the Closing, Purchaser and its affiliates may procure certain hardware, software and services from NCR. If at the end of such five-year period, Purchaser and its affiliates have not procured hardware, software and services that have yielded $25 million in margin to NCR, Purchaser will pay the difference to NCR.

The completion of the transaction contemplated by the Agreement is subject to various customary closing conditions as well as regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement provides that the Closing shall occur within 3 business days following satisfaction or waiver of the conditions set forth therein and is subject to customary termination provisions.

The Agreement includes customary representations, warranties and covenants of NCR and Purchaser. The Agreement also provides for bilateral post-Closing indemnification, which is subject to specified limitations. Until the earlier of the termination of the Agreement pursuant to its terms or consummation of the transaction, NCR will operate its business independently.

The transaction has been approved by the NCR Board of Directors and is expected to close no later than the third quarter of 2012, subject to satisfaction of the closing conditions. In the event that regulatory approval of the transaction pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is not received and the transaction is terminated, Purchaser will pay NCR a break up fee of $10 million.

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of such Agreement and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and therefore should not be relied upon by any person other than the Purchaser.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of NCR and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including expected timing of the completion of the transaction, and the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals. Risks, uncertainties and assumptions include the possibility that the transaction may not be timely completed, if at all; and other risks that are described in NCR’s SEC reports, including but not limited to the risks described in NCR’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011. NCR assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company, dated February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: February 6, 2012	By:	/s/ Jennifer Daniels
Jennifer Daniels Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company, dated February 6, 2012